Exhibit 10.2

Name:	________________________	No. of Options: _________________

1ST CONSTITUTION BANCORP

2006 DIRECTORS STOCK PLAN

NONQUALIFIED STOCK OPTION AGREEMENT

This NONQUALIFIED STOCK OPTION AGREEMENT (this “Agreement”) is made this ______ day of ______________, 200__ (the “Award Date”) between 1ST CONSTITUTION BANCORP, a New Jersey corporation (the “Company”) and ___________________ (the “Participant”). Capitalized terms used in this Agreement but not defined upon their first usage shall have the meanings ascribed to them in the Company’s 2006 Directors Stock Plan, as it may be amended from time to time (the “Plan”).

1.        Grant of Option. The Company hereby grants to the Participant the right and option (the “Option”) to purchase _____ shares of the Company’s common stock, no par value (the “Shares”) at a price of $[no less than FMV of Award Date] per share (the “Option Price”) pursuant to the Plan, subject to the terms and conditions of the Plan and this Agreement. The Option shall expire on ______________________ (the “Expiration Date”).

2.        Type of Option. This Option will not be treated by the Company as an “incentive stock option” as defined in Section 422 of the Internal Revenue Code of 1986, as amended.

3.        Incorporation by Reference of the Plan. The Plan is hereby incorporated by reference into this Agreement. The Participant hereby acknowledges receipt of a copy of the Plan and represents and warrants to the Company that the Participant has read and understands the terms and conditions of the Plan. The execution of this Agreement by the Participant constitutes the Participant’s acceptance of and agreement to the terms and conditions of the Plan and this Agreement.

4.        Vesting of Option. Unless the Company’s Board of Directors (the “Board”) provides for earlier vesting, the Option shall vest in accordance with the following schedule:

Percentage of Options	Scheduled Vesting Date

________________	Immediately
________________	____ anniversary of Award Date
________________	____ anniversary of Award Date

5.        Exercise. The Participant may exercise some or all of the Option by delivering to the Company, a completed notice of exercise in the form attached to this Agreement, together with payment in full of the aggregate exercise price and, if applicable, withholding taxes.

6.        Form of Payment. Payment of the aggregate Exercise Price and, if applicable, withholding taxes, may be made in one of the following methods:

(a)    Cash, certified or bank cashier’s check.

(b)    Shares of the Company’s Common Stock duly endorsed for transfer to the Company with signature guaranteed, which may be (i) shares which were received by the Participant upon exercise of one or more nonqualified stock options, but only if such shares had been held by the Participant for at least six months, or (ii) shares which were received by the Participant upon the vesting of one or more shares of restricted stock of the Company, but only if and to the extent that such shares had been held by the Participant for at least six months after vesting, or (iii) shares otherwise owned by the Participant.

(c)	Pursuant to a cashless exercise program, if one is established by the Board.

7.	Effect of Termination of Service.

(a)    Termination of Service Upon Death, Disability or Retirement. Upon termination of the Participant’s service as a Director by reason of death, disability (as determined by the Board), or [retirement at or after age ____], all unvested Options shall become fully vested and exercisable, and may be exercised by the Participant, the Participant’s estate, beneficiary, or representative, as the case may be, for a period of one (1) year after the date of termination of service or until the Expiration Date, whichever is sooner.

(b)    Termination of Service For Other Reasons. Upon termination of the Participant’s service as a Director prior to the Expiration Date for any reason other than death, disability, or retirement, then (I) all unvested Options shall expire and terminate upon the date of termination of service, and (II) all vested Options may be exercised by the Participant for a period of three (3) years after the date of termination of service or until the Expiration Date, whichever is sooner.

8.        No Shareholder Rights. The Participant shall not have any rights as a shareholder of the Company with respect to any Shares which may be purchased by exercise of this Option unless and until the Option is duly and fully exercised.

9.        Limits on Transferability. The Option shall not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, other than by will or the laws of descent and distribution, or as otherwise permitted by the Board.

10.      Tax Withholding Obligations. In order to satisfy any withholding or similar tax requirements relating to the Options, the Company has the right to deduct or withhold from any payroll or other payment to a Participant, or require the Participant to remit to the Company, an appropriate payment or other provision, which may include the withholding of Shares.

11.      Change in Control. Upon a Change in Control, all non-forfeited, unvested Options shall become fully exercisable and vested, subject to compliance with legal and other requirements.

12.      Trading Black Out Policies. The Participant agrees to abide by all trading “black out” policies established from time to time by the Company.

13.      No Service Rights. Nothing in this Agreement will confer upon the Participant any right to continued service as a Director.

14.      Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, without giving effect to principals of conflicts of laws, and applicable provisions of federal law.

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date and year first above written.

1ST CONSTITUTION BANCORP

By:________________________________
[Name]

PARTICIPANT:

______________________________________
[NAME]

NOTICE OF EXERCISE OF NONQUALIFIED STOCK OPTION

Date: _____________________

1st Constitution Bancorp

P.O. Box 634

2650 Route 130 North

Cranbury, New Jersey 08512

Attention: Secretary

Re:	1st Constitution Bancorp (the “Company”) 2006 Directors Stock Plan

I hereby exercise the option (“Option”) granted pursuant to the attached Nonqualified Stock Option Agreement (the “Agreement”) to acquire ____ shares of the Company’s Common Stock (the “Shares”) at the exercise price of $____ per share, for an aggregate exercise price of $_______.

My enclosed form of payment is (check one):
_____	cash in the amount of $______
_____	certified or bank cashier’s check in the amount of $_____

_____

by surrender of shares of the Company’s Common Stock with a value of $_____ represented by certificate number_____, duly endorsed for transfer to the Company with signature guaranteed, which may be (i) shares which were received by the Participant upon exercise of one or more nonqualified stock options, but only if such shares had been held by the Participant for at least six months, or (ii) shares which were received by the Participant upon the vesting of one or more shares of restricted stock of the Company, but only if and to the extent that such shares had been held by the Participant for at least six months after vesting, or (iii) shares otherwise owned by the Participant.

As a condition to this Option exercise, I hereby agree to satisfy all applicable federal, state and local income and employment tax withholding obligations associated with this Option exercise, and herewith deliver to the Company the full amount of such obligations (or have made arrangements acceptable to the Company to satisfy such obligations).

Please make a notation on the Agreement to evidence the exercise of the Option as set forth in this Notice and return the Agreement, if any Options remain thereunder, along with a certificate representing the Shares to me at the address below:

________________________________
Name:
________________________________
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